Exhibit 99.2

The Hercules Tire & Rubber Company

and Subsidiaries

Consolidated Financial Report

with Additional Information

October 31, 2012

The Hercules Tire & Rubber Company and Subsidiaries

Contents

Report Letter	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders’ Equity	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-23

Additional Information	24

Report Letter	25

Consolidated Schedule of EBITDA	26

Independent Auditor’s Report

To the Board of Directors

The Hercules Tire & Rubber Company

and Subsidiaries

We have audited the accompanying consolidated balance sheet of The Hercules Tire & Rubber Company and Subsidiaries (the “Company”) as of October 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Hercules Tire & Rubber Company and Subsidiaries at October 31, 2012 and 2011 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

December 21, 2012

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheet

	October 31, 2012	October 31, 2011

Assets

Current Assets
Cash	$7,813,040	$7,478,086
Accounts receivable - Net (Note 1)	90,929,981	78,341,546
Inventory - Finished goods (Note 1)	134,767,138	120,174,309
Prepaid expenses and other current assets:
Prepaid expenses and deposits	4,631,764	4,241,319
Refundable taxes	1,166,050	—
Deferred tax assets (Note 6)	3,867,000	4,825,000

Total current assets	243,174,973	215,060,260
Property and Equipment - Net (Note 2)	25,178,057	23,348,603
Goodwill (Note 14)	650,701	—
Intangible Assets - Net (Note 3)	6,799,004	7,479,008

Other Assets - Other noncurrent assets	2,866,677	3,589,587

Total assets	$278,669,412	$249,477,458

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable	$102,978,333	$97,969,900
Bank line of credit (Note 4)	93,800,000	74,899,834
Current portion of long-term debt (Note 5)	4,738,284	3,813,378
Accrued and other current liabilities:
Taxes payable	2,482,000	1,827,000
Accrued compensation	2,549,105	3,734,043
Other accrued liabilities	12,117,846	8,699,584

Total current liabilities	218,665,568	190,943,739
Long-term Debt - Net of current portion (Note 5)	13,185,000	17,923,284

Other Long-term Liabilities - Deferred tax liabilities (Note 6)	6,239,000	6,574,000

Stockholders’ Equity	40,579,844	34,036,435

Total liabilities and stockholders’ equity	$278,669,412	$249,477,458

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Statement of Operations

	Year Ended
	October 31, 2012	October 31, 2011

Net Sales	$593,833,304	$553,661,958

Cost of Sales	490,181,208	450,392,266

Gross Profit	103,652,096	103,269,692

Operating Expenses
General and administrative expenses	41,714,850	39,354,085
Selling and marketing	18,575,837	18,950,699
Delivery expense	19,836,367	19,600,559
Depreciation and amortization	6,300,784	6,312,231

Total operating expenses	86,427,838	84,217,574

Operating Income	17,224,258	19,052,118

Nonoperating Income (Expenses)
Interest income	172,579	65,064
(Loss) gain on disposal of fixed assets	(57,927)	264,878
Foreign exchange loss	(377,180)	(742,560)
Other expense	(130,975)	(8,663)
Interest expense	(6,596,842)	(6,095,468)

Total nonoperating expenses	(6,990,345)	(6,516,749)

Income - Before income taxes	10,233,913	12,535,369

Income Tax Expense (Note 6)	4,031,000	7,501,000

Net Income	$6,202,913	$5,034,369

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Statement of Stockholders’ Equity

	Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balance - October 31, 2010	$57,049,783	$(27,038,775)	$(1,110,806)	$28,900,202

Comprehensive income (loss):
Net income	—	5,034,369	—	5,034,369
Foreign currency translation adjustment (Note 1)	—	—	(73,459)	(73,459)
Cash flow hedge - Net of $51,922 tax expense (Note 5)	—	—	88,409	88,409

Total comprehensive income				5,049,319

Stock options (Note 9)	86,914	—	—	86,914

Balance - October 31, 2011	57,136,697	(22,004,406)	(1,095,856)	34,036,435

Comprehensive income:
Net income	—	6,202,913	—	6,202,913
Foreign currency translation adjustment (Note 1)	—	—	13,809	13,809
Cash flow hedge - Net of $100,647 tax expense (Note 5)	—	—	171,372	171,372

Total comprehensive income				6,388,094

Stock options (Note 9)	155,315	—	—	155,315

Balance - October 31, 2012	$57,292,012	$(15,801,493)	$(910,675)	$40,579,844

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Statement of Cash Flows

	Year Ended
	October 31, 2012	October 31, 2011

Cash Flows from Operating Activities
Net income	$6,202,913	$5,034,369
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	6,300,784	6,312,231
Loss (gain) on disposal of property and equipment	57,927	(264,878)
Stock-based compensation expense	1,455,315	86,914
Deferred income tax expense	623,000	1,730,000
Changes in operating assets and liabilities which (used) provided cash, net of effects of business acquisition:
Accounts receivable	(11,917,439)	(9,430,547)
Inventory	(11,500,911)	(16,424,950)
Prepaid expenses and other assets	(634,356)	653,890
Accounts payable	2,362,832	24,831,729
Accrued and other liabilities	2,100,206	2,455,128

Net cash (used in) provided by operating activities	(4,949,729)	14,983,886

Cash Flows from Investing Activities
Purchase of property and equipment	(6,426,089)	(4,822,601)
Proceeds from disposition of property and equipment	46,992	461,976
Cash paid for business acquisition	(3,468,257)	—

Net cash used in investing activities	(9,847,354)	(4,360,625)

Cash Flows from Financing Activities
Net borrowings from (payments on) line of credit agreement	18,965,432	(8,270,467)
Payments on debt	(3,813,378)	(2,635,493)
Proceeds from debt	—	3,000,000

Net cash provided by (used in) financing activities	15,152,054	(7,905,960)

Effect of Exchange Rate Changes on Cash	(20,017)	(51,049)

Net Increase in Cash	334,954	2,666,252

Cash - Beginning of year	7,478,086	4,811,834

Cash - End of year	$7,813,040	$7,478,086

Supplemental Cash Flow Information - Cash paid for
Interest	$6,652,097	$6,201,412
Taxes	4,319,082	4,996,532

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies

The Hercules Tire & Rubber Company and Subsidiaries (the “Company”) is a leading marketer of replacement tires in the U.S., Canada, and globally. The Company offers an extensive selection of passenger, ultra-high performance, light truck, medium truck, trailer, off-the-road, industrial, and specialty tires manufactured by its worldwide supplier network. In addition to its Hercules flag brand, the Company also markets the controlled brands of Ironman and Avalanche. The Company is also a major distributor of many select manufacturer brands throughout the Company’s global distribution network.

The Company is headquartered in Findlay, Ohio and operates 20 regional wholesale distribution operations throughout North America. Current locations reside in Arizona, California, Colorado, Ohio, Texas, Illinois, Florida, Oregon, Ontario (Canada), British Columbia (Canada), Montreal (Canada), and New Brunswick (Canada) using the names TDW (Tire Dealers Warehouse) or Hercules Tire Canada. The Company operates on an international basis in the U.S., Canada, and China under the name Hercules Tire International. The international organization’s presence includes warehouse operations in Qingdao (China), Ontario (Canada), Ohio, and Florida with representative offices in Guangzhou (China), Ontario (Canada), and Florida.

Principles of Consolidation - The consolidated financial statements include the accounts of The Hercules Tire & Rubber Company and its wholly owned subsidiary, Hercules Tire Company of Canada, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Receivables - In the course of extending credit to its customers, the Company occasionally requires notes receivable or security interests in inventory and other property, mortgages, personal guarantees, and other collateral. The allowance for doubtful accounts is determined by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, and the customer’s current obligation to pay the Company. The Company writes off accounts receivable against the allowance when they become uncollectible, and payments subsequently received are credited to bad debt recoveries. The Company’s allowance for doubtful accounts was approximately $1,540,000 and $1,495,000 as of October 31, 2012 and 2011, respectively.

Revenue Recognition - Revenue from the sale of the Company’s products is recognized once the risk and rewards of ownership have transferred to the customers, which, in most cases, coincide with shipment of the products. For other cases involving export sales, the title transfers when the products are delivered to the port of embarkation or when they are received at the port of the country of destination. Late payment charges are assessed for invoices not paid by the due date. Such charges are recognized in income when collected. Cash discounts are treated as a reduction to sales and are provided for based on historical experience and current estimates.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Inventory - Inventory is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method. Inventory includes product, duty, freight, and other direct costs.

Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided over the estimated useful lives, ranging from 3 to 40 years, of the various classes of assets using the straight-line method. Costs of maintenance and repairs are charged to expense when incurred.

Goodwill - The recorded amounts of goodwill from prior business combinations are based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed at least on an annual basis for impairment.

Impairment of Long-lived Assets - When indicators of impairment are present, management evaluates the net carrying value of long-lived assets by considering estimated future cash flows from both use and disposal of the assets. No impairment charges were recognized in 2012 and 2011.

Intangible Assets - Indefinite-lived intangible assets, consisting of trademarks, are carried at historical cost and are not amortized. Indefinite-lived intangible assets are reviewed for impairment annually as of October 31, or more frequently if impairment indicators exist. The impairment analysis compares the estimated fair value of these assets to the related carrying value and an impairment charge is recorded for any excess of carrying value over estimated fair value. The estimated fair value is based upon projected cash flows discounted at rates commensurate with the risks involved.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.

Deferred Finance Charges - Deferred finance charges represent legal, consulting, and financial costs associated with debt financing (see Note 5) and are reported net of accumulated amortization, resulting in balances of approximately $1,318,000 and $1,924,000 at October 31, 2012 and 2011, respectively. Such charges are being amortized over the respective terms of the debt agreements. Amortization costs totaling approximately $775,000 and $595,000 for the years ended October 31, 2012 and 2011, respectively, related to deferred finance charges are included in general and administrative expenses.

Stock-based Compensation - The Company has adopted the fair value method of recording stock-based employee compensation as contained in accounting standards. As a result of adopting the fair value method, stock options and the incentive plan are expensed over the vesting period of the options/plan.

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting.

Foreign Currency Translation - Assets and liabilities of the Company’s Canadian wholesale distribution division, Hercules Tire Company of Canada, Inc., are translated into U.S. dollars at the rate of exchange in effect at the close of the period. Income and expenses are translated at an average rate of exchange for the period. The aggregate effect of translating the consolidated financial statements is included in other comprehensive income.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Other Comprehensive Income (Loss) - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as foreign currency translation adjustments and unrealized gains and losses on certain derivative instruments, are reported as a direct adjustment to the equity section of the consolidated balance sheet. Such items, along with net income, are considered components of comprehensive income (loss).

Included in accumulated other comprehensive income (loss) at October 31, 2012 and 2011 was approximately ($742,000) and ($755,000), respectively, related to the foreign currency translation adjustment and approximately ($169,000) and ($341,000), respectively, related to the interest rate swap cash flow hedge.

Shipping and Handling Costs - The Company records shipping and handling costs for the delivery of finished goods in operating expenses in the consolidated statement of operations. Total shipping and handling costs for the years ended October 31, 2012 and 2011 were approximately $27,141,000 and $26,481,000, respectively.

Major Suppliers - During the year ended October 31, 2012, the Company’s three largest suppliers accounted for 25 percent, 19 percent, and 7 percent, respectively, of the Company’s tire purchases. During the year ended October 31, 2011, the Company’s three largest suppliers accounted for 26 percent, 18 percent, and 7 percent, respectively, of the Company’s tire purchases.

Subsequent Events - The consolidated financial statements and related disclosures include evaluation of events up through and including December 21, 2012, which is the date the consolidated financial statements were available to be issued.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Fair Value of Financial Instruments - The carrying amounts of the Company’s accounts receivable, accounts payable, line of credit, and bank note payable approximate their fair value due to either the short maturity of such instruments or the existence of variable interest rates that approximate prevailing market rates. The fair value of the interest rate swap generally reflects the estimated amount the Company would receive or pay to terminate the contract at the reporting date.

Reclassification - Certain 2011 amounts have been reclassified to conform to the 2012 presentation.

Note 2 - Property and Equipment

Property and equipment are summarized as follows:

	2012	2011
Land	$1,630,642	$1,630,642

Buildings and fixtures	14,385,537	13,743,319
Machinery and equipment	7,018,988	5,684,428
Tire molds	22,377,127	19,468,295
Computer equipment and software	4,635,445	3,898,480
Leasehold improvements	1,844,766	1,642,073
Construction in progress	604,257	28,374

Total cost	52,496,762	46,095,611

Accumulated depreciation	27,318,705	22,747,008

Net property and equipment	$25,178,057	$23,348,603

Depreciation expense was approximately $4,845,000 in 2012 and $4,736,000 in 2011.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 3 - Acquired Intangible Assets

Intangible assets are summarized as follows as of October 31, 2012 and 2011:

	2012		2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Amortized intangible assets - Customer relationships	$16,700,000	$15,600,996	$16,700,000	$14,920,992

Unamortized intangible assets - Trademarks	$5,700,000	$—	$5,700,000	$—

Amortization expense for customer relationships approximated $680,000 and $981,000 for the years ended October 31, 2012 and 2011, respectively.

The customer relationships asset is being amortized over a period of nine years and estimated amortization expense for the next four years ending October 31 is as follows:

2013	$475,000
2014	318,000
2015	200,000
2016	106,004

Total	$1,099,004

The Company evaluates its trademarks for impairment at least annually. No impairment charges were recognized in 2012 and 2011.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 4 - Line of Credit

The Company has a revolving line of credit expiring in June 2014 that provides for total borrowing capacity as of October 31, 2012 and 2011 of $142 million and $122 million, respectively. Aggregate outstanding borrowings are limited to a percentage of U.S. and Canadian trade accounts receivable and inventory. Outstanding Canadian and U.S. borrowings are limited to $25 million and $117 million in 2012, respectively. Outstanding Canadian and U.S. borrowings are limited to $25 million and $97 million in 2011, respectively. Borrowings accrue interest based on the prime rate, banker’s acceptance rate, or eurodollar rate, plus a rate spread, which is dependent on the Company’s leverage ratio as defined in the agreement. A commitment fee on the Company’s total unused borrowing capacity is paid quarterly. Unused availability, net of outstanding letters of credit, aggregated approximately $46,355,000 at October 31, 2012 and $45,255,000 at October 31, 2011.

Both the line of credit and the term loan described in Note 5 are collateralized by substantially all of the Company’s assets.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 5 - Long-term Debt

Long-term debt at October 31 is as follows:

	2012	2011

Bank term debt payable in quarterly installments of amounts ranging from $550,000 to $910,000 plus a payment of $5,980,000 due at maturity including interest based upon the prime rate or eurodollar rate plus rate spread, expires June 2014, collateralized by substantially all of the Company’s assets	$11,440,000	$14,000,000

Unsecured debt to former stockholders, various rates based on applicable adjusted federal long-term rates as published by the Internal Revenue Service at time of debt issuance and 5 percent at October 31, 2012 and 2011 with various due dates ranging from 2012-2013	238,284	691,662

Bonds payable for Findlay Distribution Center in monthly installments ranging between $108,000 and $112,000 including interest of 7.63 percent and 7.25 percent until maturity in October 2018 and collateralized by the facility and letter of credit reserves of $500,000 and $835,000, respectively	6,245,000	7,045,000

Total	17,923,284	21,736,662

Less current portion	4,738,284	3,813,378

Long-term portion	$13,185,000	$17,923,284

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

The balance of the above debt matures as follows:

2013	$4,738,284
2014	8,730,000
2015	995,000
2016	1,070,000
2017	1,155,000
Thereafter	1,235,000

Total	$17,923,284

Interest expense for the years ended October 31, 2012 and 2011 was approximately $6,597,000 and $6,095,000, respectively.

Under the agreements with the bank for both the term loan and line of credit described in Note 4, the Company is subject to various financial covenants, including fixed charge coverage, consolidated capital funds test, and minimum EBITDA test.

The Company follows current guidance relating to accounting for derivative instruments and hedging activities, which requires that all derivative instruments be reported on the consolidated balance sheet at fair value as either assets or liabilities and establishes criteria for designation and effectiveness of transactions entered into for hedging purposes.

In June 2010, the Company entered into an interest rate swap that fixed the rate on a notional amount of $45,000,000. The Company determined that the derivative instruments meet the criteria for cash flow hedge accounting. The fair value of the swaps on October 31, 2012 and 2011 was a liability of approximately $268,000 and $540,000, respectively. The net change in fair value during the period was recorded, net of income taxes, in other comprehensive income. There was no impact on net income for the years ended October 31, 2012 and 2011, because the swaps remain a highly effective cash flow hedge.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 6 - Income Taxes

The components of the income tax provision included in the consolidated statement of operations are all attributable to continuing operations and are detailed as follows:

	2012	2011

U.S. federal	$2,017,000	$2,679,000
Foreign	807,000	2,739,000
State and local	584,000	353,000
Deferred income tax expense	623,000	1,730,000

Total income tax expense	$4,031,000	$7,501,000

For the year ended October 31, 2011, the effective tax rate is higher than the U.S. federal statutory rates primarily due to state income taxes and adjustments to prior year estimates. During the years ended October 31, 2012 and 2011, the Company paid taxes of approximately $4,319,000 and $4,997,000, respectively.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

The details of the net deferred tax liability are as follows:

	2012	2011

Deferred tax assets:
Tax operating loss carryforwards	$166,116	$166,107
Allowances on inventories and receivables	2,339,018	2,142,356
Foreign tax credit	39,854	1,283,000
Accrued liabilities and other	1,601,122	1,378,185

Gross deferred tax assets	4,146,110	4,969,648

Deferred tax liabilities:
Property and equipment	(3,677,015)	(3,596,809)
Intangible assets	(2,518,268)	(2,764,485)
Other	(322,827)	(357,354)

Gross deferred tax liabilities	(6,518,110)	(6,718,648)

Net deferred tax liability	$(2,372,000)	$(1,749,000)

The Company has approximately $5,537,000 of state net operating loss carryforwards available to reduce future income taxes, expiring in 2013 through 2027.

The Company is not currently under examination by the U.S. Internal Revenue Service or any state or local tax authorities. The Company’s federal income tax returns for the years prior to October 31, 2010 are no longer subject to examination. The Company had an Internal Revenue Service audit through October 31, 2008. The Company also files in various states within the U.S., most notably California and Florida. The state tax returns prior to October 31, 2008 are no longer subject to examination.

The Company was under audit with the Canada Revenue Agency (CRA) during the year for the 2009 and 2010 tax years. The CRA has completed its audit and has assessed an insignificant amount of taxes owed. The Company is in the process of appealing. The additional taxes, if any, are deemed insignificant by management.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 7 - Capital Stock

Common stock consists of 1,500,000 authorized shares of no par value stock. As of October 31, 2012 and 2011, there were 1,034,172 shares issued and outstanding.

Note 8 - Related Party Transactions

Management Fees - For the years ended October 31, 2012 and 2011, the Company incurred expenses and management fees payable to an affiliate of one of the stockholders of $505,897 and $464,274, respectively.

Note 9 - Stock-based Compensation

The Management Stock Option Plan permits the grant of share options to employees for up to 123,596 shares of common stock. Option awards are generally granted with an exercise price equal to the fair value of the Company’s stock at the date of grant; those option awards generally vest based on four years of continuous service and have 10-year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the plan).

Total compensation cost that has been charged against income for those plans was approximately $155,000 and $142,000 for 2012 and 2011, respectively.

The fair value of each option award is estimated on the date of grant using a Black- Scholes option valuation model that uses the weighted average assumptions noted in the following table. Expected volatility is based on historical volatility of the NASDAQ transportation index. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2012	2011

Range of expected volatility	34%	33%
Range of expected dividends	0%	0%
Expected term (in years)	5	5
Risk-free rate	0.88%	1.65%

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

A summary of option activity under the plan for the year ended October 31, 2012 is presented below:

Options	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Outstanding at November 1, 2010	89,708	$59.17	5.5

Granted	20,500	70.67	9.1
Forfeited or expired	(5,309)	53.70	4.4

Outstanding at November 1, 2011	104,899	61.69	5.4

Granted	4,500	93.96	9.0

Outstanding at October 31, 2012	109,399	63.02	4.6

As of October 31, 2012, there was approximately $356,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted average period of 1.8 years. As of October 31, 2012 and 2011, there were no options exercised. As of October 31, 2012, there are 72,639 options fully vested.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

The Company has an incentive plan that provides an incentive payment at the time of a change of control. The benefits vest over four years and were fully vested as of October 31, 2012. At October 31, 2012, a liability of $1,300,000 has been recorded based on the fair value of the incentive plan.

Note 10 - Operating Leases

The Company leases certain buildings, equipment, and land for use in operations. Rental expense under all operating leases was approximately $12,376,000 and $11,727,000 for the years ended October 31, 2012 and 2011, respectively. Certain leases provide for renewals at the Company’s option at the end of the initial lease term.

Future minimum annual commitments under these operating leases are as follows:

Years Ending October 31	Amount

2013	$8,463,131
2014	7,354,694
2015	6,372,941
2016	4,569,299
2017	1,902,812
Thereafter	975,703

Total	$29,638,580

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 11 - Retirement Plans

The Company sponsors a 401(k) plan for substantially all employees. The plan provides for the Company to make a matching contribution. Contributions to the plan approximated $912,000 and $809,000 for the years ended October 31, 2012 and 2011, respectively.

Note 12 - Contingencies

The Company is a party to various lawsuits and claims arising in the normal course of business, including certain claims pertaining to product liability matters that name the Company as co-defendant along with the manufacturer. In most of these cases, the manufacturer has assumed defense of the claim on behalf of the named defendants. Management believes that the ultimate resolution of pending lawsuits and claims will not have a material adverse effect on the consolidated financial statements of the Company.

Note 13 - Fair Value

Accounting standards require certain assets and liabilities be reported at fair value in the consolidated financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

In instances where inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company measures interest rate swaps at fair value on a recurring basis. The fair value of interest rate swaps is based primarily on Level 2 inputs as described above.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2012 and 2011

Note 14 - Business Combination

On November 9, 2011, the Company purchased certain assets and assumed certain liabilities of a Canadian tire distributor located in Ville Sainte-Catherine in the Province of Quebec (the “Montreal location”). The primary reason for the acquisition was to expand the Company’s distribution operations by adding the Montreal location. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and the Montreal location. The agreed-upon price was $3,545,614; however, subsequent to the asset purchase, a final adjustment to the consideration resulted in a decrease to the purchase price of $134,930. The transaction was financed through the Company’s line of credit.

The following table summarizes the acquisition date fair values of the assets acquired and liabilities assumed translated to U.S. dollars:

Accounts receivable	$1,847,405
Inventory	3,043,422
Prepaids	28,758
Property, plant, and equipment	357,499
Other assets	289,585
Accounts payable	(2,623,411)
Accrued liabilities	(168,844)

Total identifiable net assets	2,774,414
Goodwill	636,270

Total	$3,410,684

The difference between the goodwill amount in the schedule above and the goodwill reported on the consolidated balance sheet is due to foreign currency translation.

Additional Information

Independent Auditor’s Report on Additional Information

To the Board of Directors

The Hercules Tire & Rubber

Company and Subsidiaries

We have audited the consolidated financial statements of The Hercules Tire & Rubber Company and Subsidiaries as of and for the years ended October 31, 2012 and 2011. Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidated schedule of earnings before interest, taxes, depreciation, and amortization (EBITDA) is presented for the purpose of additional analysis and is not a required part of the consolidated financial statements. The schedule has been subjected to the procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/ Plante & Moran, PLLC
December 21, 2012

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Schedule of EBITDA

	Year Ended October 31
	2012	2011

Net income	$6,202,913	$5,034,369
Interest expense	6,596,842	6,095,468
Income tax expense	4,031,000	7,501,000
Depreciation expense	4,845,363	4,736,324
Amortization - Intangible assets	680,004	981,000
Amortization - Debt issue costs	775,417	594,907
Management fees and expenses	505,897	464,274
Noncash compensation expense	1,455,315	142,141
Loss (gain) on sale of fixed assets	57,927	(264,878)
Foreign exchange loss	377,180	742,560

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$25,527,858	$26,027,165